As filed with the Securities and Exchange Commission on April 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-0366390
(State of Incorporation)	(I.R.S. Employer Identification No.)

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

Telephone: (717) 397-0611

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. Hershey

Senior Vice President, General Counsel and Chief Compliance Officer

Armstrong World Industries, Inc.

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

Telephone: (717) 397-0611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Eric L. Cochran

Stacy J. Kanter

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Primary Offering:
Common Shares
Debt Securities
Preferred Shares
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
Total

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Not required to be included pursuant to Form S-3 General Instruction II.E.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class of securities is being registered as may from time to time be offered at currently indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange, conversion, redemption or repurchase of securities offered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon such exercise, settlement, conversion, exchange, redemption or repurchase of other securities.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS

ARMSTRONG WORLD INDUSTRIES, INC.

COMMON SHARES

DEBT SECURITIES

PREFERRED SHARES

WARRANTS

SUBSCRIPTION RIGHTS

PURCHASE UNITS

PURCHASE CONTRACTS

We may offer and sell, from time to time in one or more offerings, together or separately, any combination of:

•	common shares;

•	debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible;

•	preferred shares;

•	warrants to purchase common shares, preferred shares or debt securities;

•	subscription rights to purchase common shares, debt securities, preferred shares or other securities;

•	purchase units; or

•	purchase contracts.

The selling shareholders to be named in a prospectus supplement may also offer and sell, from time to time in one or more offerings, common shares. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering, including in the case of an offering by a selling shareholder the identity of, and specific information required with respect to, the selling shareholder. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We or the selling shareholders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling shareholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the trading symbol “AWI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should read the section entitled “Risk Factors” beginning on page 3 before buying our securities. This information may also be included in any supplement and/or may be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, and any selling shareholders named in a prospectus supplement may offer from time to time, in one or more offerings, our common shares.

This prospectus only provides you with a general description of the securities we and the selling shareholders may offer. Each time we or any selling shareholders sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and in the case of a sale by a selling shareholder, the identity of, and specific information required with respect to, the selling shareholder. The prospectus supplement may also add, update or change information contained in this prospectus. Before making your investment decision, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” on page 26 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither this prospectus nor any accompanying prospectus supplement nor any other offering materials contains all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. Such summaries are not complete and are subject to, and qualified in their entirety by reference to, the actual agreements or documents filed with the SEC.

You should not assume that the information in the registration statement, this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document or that information incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Armstrong,” the “Company,” “we,” “us” and “our” to refer to Armstrong World Industries, Inc. and its direct and indirect subsidiaries.

ARMSTRONG WORLD INDUSTRIES, INC.

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

We are a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. We design, manufacture and sell ceiling systems (primarily mineral fiber, fiberglass wool and metal) throughout the Americas. As of December 31, 2017, we had 16 manufacturing plants in eight countries, including eight plants located throughout the United States.

Our principal executive offices are located at 2500 Columbia Avenue, P.O. Box 3001, Lancaster, Pennsylvania 17603, and our telephone number at that address is (717) 397-0611. Our website address is www.armstrong.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

Before making an investment decision you should consider the specific risks and “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 26 of this prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. You should also review the cautionary statement in this prospectus under the caption “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling shareholder.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred dividends for each of the periods indicated:

		Year Ended December 31,
	Three Months Ended March 31, 2018	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	4.3x	5.0x	2.5x	1.6x	2.8x	1.8x
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	4.3x	5.0x	2.5x	1.6x	2.8x	1.8x

For purposes of computing these ratios, “earnings” consists of earnings from continuing operations before income taxes and equity earnings, plus fixed charges, distributed income from equity affiliates (which includes only return on investment, not return of investment) and amortization of capitalized interest, and less capitalized interest. “Fixed charges” consists of interest expense, capitalized interest and one-third of rental expense, which we believe to be a representative estimate of the interest factor in rental expense. “Preferred dividends” consists of the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred shares.

We have no preferred shares outstanding and have paid no preferred dividends to date; therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as our ratios of earnings to fixed charges.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common shares, debt securities, preferred shares, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a summary description of the material terms of our capital stock. This description is qualified in its entirety by reference to our amended and restated articles of incorporation, or the Articles, and amended and restated bylaws, or the Bylaws.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock under our Articles consists of:

•	200,000,000 common shares, par value $0.01 per share; and

•	15,000,000 preferred shares, without par value, which may be issued in series as provided in the Articles.

Common Shares

As of the date of this prospectus, there were outstanding approximately 51,844,234 common shares (excluding unvested restricted shares). All of the common shares outstanding on the date of this prospectus are validly issued, fully paid and non-assessable under the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, or the PBCL.

Holders of our common shares are entitled to one vote per share on all matters (including the election of directors) on which any of our shareholders are entitled to vote.

Subject to applicable law and any preference rights of holders of our preferred shares that we may issue in the future, the holders of our common shares are entitled to receive dividends, if any, when and as declared from time to time by our board of directors, or Board, out of assets legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the rights of any holders of preferred shares that we might have issued prior to such distribution.

The holders of common shares have no preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to our common shares. Any common shares sold under this prospectus will be fully paid and non-assessable upon issuance against full payment of the purchase price for such shares.

Our common shares are listed on the NYSE under the symbol “AWI.”

As of April 27, 2018, the closing price of our common shares on the NYSE was $56.00 per share and we had approximately 252 holders of record of our common shares.

Preferred Shares

The Board has the authority, without action by our shareholders, to issue preferred shares and to fix voting powers for each class or series of preferred shares, and to provide, among other things, that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution or convertible into, or exchangeable for, shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred shares may be greater than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any of our preferred shares on the rights of holders of our common shares until our Board determines the specific rights attached to such preferred shares. The effect of issuing preferred shares could include one or more of the following:

•	restricting dividends in respect of our common shares;

•	diluting the voting power of our common shares or providing that holders of preferred shares have the right to vote on matters as a class;

•	impairing the liquidation rights of our common shares; or

•	delaying or preventing a change of control of us.

The prospectus supplement relating to any series of preferred shares that we may offer will contain the specific terms of the preferred shares. These terms may include the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred shares will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

•	the voting rights, if any, of the holders of preferred shares being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our common shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred shares being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;

•	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	information with respect to book-entry procedures, if any; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred shares will not have any preemptive rights.

The terms of any class or series of preferred shares we offer will be set forth in a statement with respect to shares as an amendment to our Articles and summarized in the applicable prospectus supplement. The description in the applicable prospectus supplement of any class or series of preferred shares we offer will not necessarily be complete and will be qualified in its entirety by reference to our Articles, any applicable statement with respect to shares (which will be filed with the SEC if we offer preferred shares) and our Bylaws. For more information on how you can obtain copies of our Articles, any applicable statement with respect to shares and our Bylaws, see “Where You Can Find More Information” beginning on page 26 of this prospectus. We urge you to read our Articles and Bylaws, any applicable certificate of designations and any applicable prospectus supplement in their entirety.

As of the date of this prospectus, no preferred shares were issued or outstanding.

Anti-Takeover Effects of Certain Provisions

The following is a summary of certain provisions of the PBCL and our Articles and Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares.

Authorized but Unissued Shares

Our authorized but unissued common shares will be available for future issuance without approval by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued common shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Pennsylvania Anti-Takeover Statutes

We are organized under Pennsylvania law. In general, a corporation organized under Pennsylvania law is subject to various “anti-takeover” provisions of the PBCL unless the corporation’s articles of incorporation or, in certain cases, bylaws explicitly provide that these provisions shall not apply to the corporation or another statutory exception applies. These “anti-takeover” provisions may delay or prevent a transaction that would cause a change in our control and they seek to discourage certain fundamental changes, control transactions, business combinations and control-share acquisitions as well as to protect registered corporations from being exposed to and paying “greenmail.”

Our Articles explicitly provide that Subchapters 25D, 25E, 25F, 25G and 25H of the PBCL, the “anti-takeover” statutes, will not apply to us, except as may be required by law.

Other Provisions of Our Articles and Bylaws

Pursuant to our Articles, special meetings of shareholders may only be called by shareholders holding at least 20% of the votes that all shareholders are entitled to cast. Holder of preferred shares may only be permitted to call a meeting of shareholders if so provided in the terms of such series of preferred shares. In addition, our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election of directors, other than nominations made by, or at the direction of, our Board. These requirements may impede shareholders’ ability to call special meetings, bring matters before a meeting of shareholders or make nominations for directors at a meeting of shareholders.

Our Articles do not provide for cumulative voting in the election of directors. Because cumulative voting might otherwise permit an insurgent to gain Board representation even though it only owns a minority interest, the inability of our shareholders to vote cumulatively may impede or delay attempts to change of control of us.

Our Bylaws include provisions eliminating the personal liability of our directors and provisions indemnifying our directors and officers, in each case to the fullest extent permitted by Pennsylvania law. The limitation of liability and indemnification provisions in our Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our shareholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Articles may be amended, altered or repealed as provided by the PBCL with the exception that certain provisions regarding (i) the number, terms of office and removal of directors, (ii) special meetings of shareholders, and (iii) shareholder action by written consent and may only be amended, modified or repealed by affirmative vote or written consent of the holders of at least 80% of our outstanding common shares.

Our Bylaws may be amended, modified or repealed by either a (i) a majority vote of holders of the outstanding shares entitled to vote on the matter or (ii) majority vote of the total number of directors on the Board, except as otherwise provided by the PBCL, the Articles or as is otherwise qualified in the Bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, telephone (718) 921-8261.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and any related securities documents and terms made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the series of debt securities;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	whether the debt securities will be senior, subordinated or junior subordinated, and any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	whether the debt securities are secured and the terms of such security;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal of and premium, if any, on the series of debt securities is payable or the method of determination thereof;

•	the interest rate(s) at which the series of debt securities will bear interest or the method for determining the interest rate(s), the date or dates from which such interest will accrue or the method for determining that date or those dates, the dates on which interest will be payable and the regular record date, if any, for the interest payable on any interest payment date;

•	the place or places where the principal, any premium and any interest on the series of debt securities will be payable;

•	the place or places where the series of debt securities may be exchanged or transferred;

•	any redemption or early repayment provision;

•	our obligation or right to redeem, purchase or repay the series of debt securities under a sinking fund, amortization or analogous provision;

•	authorized denominations;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the series of debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the portion of the principal amount that will be payable upon declaration of acceleration in connection with the occurrence of an event of default or the method by which such portion will be determined;

•	any covenants applicable to the series of debt securities being issued, any defaults and events of default applicable to the series of debt securities being issued, and whether those additional or modified events of default or covenants are subject to covenant defeasance;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	whether provisions relating to covenant defeasance and legal defeasance apply to that series of debt securities;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the identity of the registrar and any paying agent;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities, the identity of the depositary for global securities, the form of any legends borne by the global securities and the terms upon which beneficial interests in a global security may be exchanged in whole or in part for beneficial interests in individual definitive securities;

•	the date as of which any global security of any series shall be dated if other than the original issuance of the first security of the series to be issued;

•	whether the series of debt securities are convertible or exchangeable into other securities; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Unless we inform you otherwise in a prospectus supplement, debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares, preferred shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares, preferred shares or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common shares, preferred shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 26 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common shares, preferred shares, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common shares, preferred shares, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of each share of common shares, preferred shares, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 26 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common shares, preferred shares or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our common shares, preferred shares, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares or preferred shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information” beginning on page 26 of this prospectus. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common shares in various private transactions. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of common shares beneficially owned by such selling shareholders prior to the offering covered by such prospectus supplement, the number of common shares owned by such selling shareholders that are offered for the selling shareholders’ account in the prospectus supplement and the amount and (if more than one percent) the percentage of our common shares to be owned by such selling shareholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling shareholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling shareholders may sell our common shares, include, without limitation:

•	block trades in which a broker-dealer will attempt to sell as agent but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We or the selling shareholders may also enter into hedging transactions. For example, we or any selling shareholders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of our common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us or the selling shareholders, as applicable, to close out its short positions;

•	sell securities short and redeliver such shares to close out our or the selling shareholders’ short positions;

•	enter into options or other types of transactions that require us or the selling shareholders, as applicable, to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or any selling shareholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus, as the case may be. If so, the third party may use securities borrowed from us or any selling shareholders or others to settle such sales and may use securities received from us or any selling shareholder to close out any related short positions. We or any selling shareholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement or free writing prospectus, as the case may be, to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or markets on which the securities may be listed; and

•	other material terms of the offering.

The offer and sale of the securities described in this prospectus by us, any selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling shareholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or any selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling shareholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling shareholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or free writing prospectus, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling shareholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling shareholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any such remarketing firm and describe the terms of its agreement, if any, with us or any selling shareholders, including its compensation.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short-sale transactions. If so, the underwriters or agents may use the securities received from us or any selling shareholders under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling shareholders may sell the offered securities to dealers as principals. We or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or any selling shareholders at the time of resale. Dealers engaged by us or any selling shareholders may allow other dealers to participate in resales.

Direct Sales

We or the selling shareholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling shareholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and any commissions payable on the solicitations.

We or the selling shareholders will enter into such delayed contracts only with institutional purchasers of which we or the selling shareholders, as applicable, approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling shareholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or any selling shareholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common shares, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common shares, debt securities or securities that provide for the issuance of our common shares upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell our common shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares from us. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares from us. Transactions to close out the covered syndicate short position involve either purchases of our common shares in the open market after the distribution has been completed or the exercise of their option to purchase additional shares from us. The underwriters may also make “naked” short sales of shares in excess of their option to purchase additional shares from us. The underwriters must close out any naked short position by purchasing our common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there may be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will provide opinions regarding the authorization and validity of the common shares and preferred shares. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Armstrong World Industries, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Worthington Armstrong Venture and its subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated therein by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, our expectations concerning our residential and commercial markets and their effect on our operating results; our expectations regarding the payment of dividends; and our ability to increase revenues, earnings and EBITDA (as such terms are defined by incorporation by reference herein). Words such as “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “predict,” “believe,” “may,” “will,” “would,” “could,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors that could have a material adverse effect on our financial condition, liquidity, results of operations or future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

•	economic conditions;

•	construction activity;

•	dispositions and acquisitions, which may not be able to be completed in accordance with the expected plans or anticipated timeline and, even if completed, may involve significant time and expense;

•	competition;

•	key customers;

•	availability and costs of raw materials and energy;

•	WAVE, our joint venture with Worthington Industries, Inc.;

•	environmental matters;

•	covenants in our debt agreements;

•	our indebtedness;

•	our liquidity;

•	international operations;

•	strategic transactions;

•	negative tax consequences;

•	the tax consequences of the separation of our flooring business from our ceilings business;

•	defined benefit plan obligations;

•	cybersecurity breaches, claims and litigation;

•	labor;

•	intellectual property rights;

•	costs savings and productivity initiatives; and

•	other risks detailed from time to time in our filings with the SEC, press releases and other communications, including those set forth under “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference in this prospectus.

Such forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov , that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplements, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 26, 2018;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed on April 30, 2018;

•	Portion of the Definitive Proxy Statement on Schedule 14A, filed on May 1, 2017, incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Current Reports on Form 8-K, filed on February 23, 2018, February 26, 2018 and April 30, 2018; and

•	The description of our common shares set forth in our registration statement on Form 8-A filed on October 10, 2006, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Armstrong World Industries, Inc.

2500 Columbia Avenue

P.O. Box 3001

Lancaster, Pennsylvania 17603

717-397-0611

Attn: Mark A. Hershey

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates:

Amount to be Paid
SEC Registration Fee	$		*
Accounting Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Printing Expenses		*	*
Transfer Agent, Registrar and Trustee Fees		*	*
Stock Exchange Listing Fee		*	*
Rating Agency Fees		*	*
Miscellaneous Expenses		*	*

Total	$	*	*

*	Because this registration statement covers an indeterminate amount of securities, the Securities and Exchange Commission, or SEC, registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, or the Securities Act.
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15 Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of our amended and restated articles of incorporation, or the Articles, and amended and restated bylaws, or the Bylaws.

Our Articles provide that we shall, to the fullest extent permitted by law from time to time in effect, indemnify persons who serve as our directors and officers and shall advance to them expenses incurred in defending or responding to claims, actions, investigations, inquiries and other proceedings. Furthermore, our Articles allow us to indemnify our officers, directors, employees and agents to the fullest extent provided by law. We are a Pennsylvania corporation. Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law, or the PBCL, contains provisions permitting the indemnification of officers and directors of a Pennsylvania corporation.

Section 1741 of the PBCL provides that, unless otherwise restricted in a corporation’s bylaws, a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or competed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 1742 of the PBCL provides that, unless otherwise restricted in a corporation’s bylaws, in the case of actions by or in the right of the corporation, a corporation may indemnify any person who was, or is threatened to be, made a party to such transaction only against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted with respect to any claim, issue or matter as to which such person is adjudged to be liable to the corporation, except to the extent that a court determines that such person is fairly and reasonably entitled to indemnification under the circumstances.

Section 1743 of the PBCL provides that, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defending any action referred to in Section 1741 and 1742 (even one on behalf of the corporation), he is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

Section 1745 of the PBCL permits the advancement of expenses (including attorneys fees) incurred in defending any action in advance of the final disposition of the action upon receipt by the corporation of an undertaking by the representative to repay the amount if it’s ultimately determined that such person is not entitled to indemnification under the PBCL.

Section 1746 of the PBCL provides that the indemnification and advancement of expenses provided for under the PBCL is not exclusive of any other rights of indemnification, provided that the broad authority to indemnify officers and directors granted under this section is not available in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL provides that a corporation may maintain insurance on behalf of any person who is or was a representative of the corporation, whether or not the corporation would have the power to indemnify against such liabilities under the PBCL.

Our Articles and Bylaws provide that none of our directors shall be personally liable, as such, for monetary damage for any action taken by him or her unless he or she (i) has breached or failed to perform the fiduciary duties of his or her office under the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, except as otherwise specifically provided by the PBCL. The PBCL and the Bylaws further provide that the foregoing shall not eliminate or limit the liability of a director (i) for any responsibility or liability of such director pursuant to any criminal statute or (ii) for any liability of a director for the payment of taxes pursuant to local, state or federal law.

Our Bylaws provide that we shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative, legislative or investigative, and whether by or in our right or otherwise asserted) by reason of the fact that the person (i) is or was our director or officer or (ii) while serving as our director or officer, either (A) serves or served as a director, officer, partner, member, trustee, employee or agent of any of our subsidiaries or any of our other related enterprises, at our request or in connection with a related employee benefit plan of ours, any of our subsidiaries or any such enterprise, or (B) serves or served as a director, officer, partner, member, trustee, employee or agent of any other unrelated enterprise (including any charitable organization) in furtherance of our interests, and at our specific written request, or in connection with a related employee benefit plan of such enterprise, against any expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in defending or responding to any such pending or threatened action, suit or proceeding (including any incurred in connection with any actions brought by us or in our right). Our Bylaws generally parallel the PBCL with respect to advancement of expenses (Section 1745) and non-exclusivity of indemnification provisions (Section 1746).

Furthermore, our Bylaws provide that we may, upon authorization by the board of directors, the President or any other officer designated by the board of directors, indemnify, or agree to indemnify, and advance expenses to any person who is or was an employee or agent of ours or any of our subsidiaries to the same extent (or any lesser extent) to which it may indemnify and advance expenses to one of our directors or officers in accordance with the provision in our Bylaws concerning advancement of expenses.

We maintain directors’ and officers’ liability insurance for expenses for which indemnification is permitted by the PBCL. These insurance policies insure us against amounts for which we may become obligated to pay as indemnification to directors and officers and insures our directors and officers against losses (except fines, penalties, and other matters uninsurable under law) arising from any claim made against them on account of any alleged “wrongful act” in their official capacity. A wrongful act is defined as “any breach of any duty, neglect, misstatement, misleading statement, omission or other act done or wrongfully attempted by the directors and officers or so alleged by any claimant or any matter claimed against them solely by reason of their being such directors or officers,” subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties, and other matters uninsurable under law) arising out of the insured’s breach of fiduciary duty, subject to certain exclusions.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all reasonable fees and expenses, including attorney’s experts’, mediators’ and arbitrator’s fees and expenses and court costs, and any and all liability and loss, including damages, judgments, fines, Employee Retirement Income Security Act, or ERISA, excise taxes or penalties and amounts to be paid in settlement of any claim, provided that we shall not indemnify the director or executive officer in connection with (a) any damages or disgorgement or other accounting of profits from an actual violation of Section 16(b) of the Exchange Act or (b) any proceeding initiated by the director or executive officer unless such proceeding is to enforce such person’s right to advancement or indemnification under the agreement or otherwise authorized by the Board. The indemnification agreements provide for the advancement or payment of all expenses to the indemnified persons and for reimbursement to us if it is found that such indemnified persons are not entitled to such indemnification under applicable law.

Item 16 Exhibits.

Exhibit Number
1.1**	Form of Underwriting Agreement.

2.1	Armstrong World Industries, Inc.’s Fourth Amended Plan of Reorganization dated May 23, 2003 (as modified by modifications filed with the Bankruptcy Court on October 17, 2003, November 10, 2003, December 3, 2004 and February 21, 2006) (incorporated by reference to Exhibit 2.3 to the Company’s Annual Report on Form 10-K filed on February 24, 2006).

2.2	Separation and Distribution Agreement, dated March 11, 2016, by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 15, 2016).

2.3	Plan of Division, adopted by Armstrong World Industries, Inc. on March 11, 2016 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on March 15, 2016).

3.1	Amended and Restated Articles of Incorporation of Armstrong World Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 1, 2017).

3.2	Amended and Restated Bylaws of Armstrong World Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 8, 2017).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (No. 001-02116) filed on October 10, 2010).

4.2*	Form of Indenture.

4.3**	Form of Debt Security.

4.4**	Specimen Preferred Share Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preferred Share issued hereunder.

4.5**	Form of Warrant Agreement (including form of Warrant Certificate).

4.6**	Form of Stock Purchase Contract Agreement (including form of Stock Purchase Contract Certificate).

4.7**	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1*	Statement of Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Dividends.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm for Armstrong World Industries, Inc.

23.2*	Consent of KPMG LLP, Independent Auditors for Worthington Armstrong Venture.

23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereto).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

*	Filed herein.
**	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
***	Where applicable, to be filed subsequently in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17 Undertakings.

The undersigned registrant hereby undertakes:

(A) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania, on the 30th of April, 2018.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Victor D. Grizzle
Name:	Victor D. Grizzle
Title:	Director, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Mark A. Hershey, Senior Vice President, General Counsel and Chief Compliance Officer, and Stephen F. McNamara, Vice President and Controller, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Victor D. Grizzle Victor D. Grizzle	Director, President and Chief Executive Officer (Principal Executive Officer)	April 30, 2018

/s/ Brian L. MacNeal Brian L. MacNeal	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2018

/s/ Stephen F. McNamara Stephen F. McNamara	Vice President and Controller (Principal Accounting Officer)	April 30, 2018

/s/ Stanley A. Askren Stanley A. Askren	Director	April 30, 2018

/s/ Tao Huang Tao Huang	Director	April 30, 2018

/s/ Larry S. McWilliams Larry S. McWilliams	Director	April 30, 2018

/s/ James C. Melville James C. Melville	Director	April 30, 2018

/s/ James J. O’Connor James J. O’Connor	Director	April 30, 2018

/s/ John J. Roberts John J. Roberts	Director	April 30, 2018

/s/ Gregory P. Spivy Gregory P. Spivy	Director	April 30, 2018

/s/ Roy W. Templin Roy W. Templin	Director	April 30, 2018

/s/ Cherryl T. Thomas Cherryl T. Thomas	Director	April 30, 2018